UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 17, 2015 (August 13, 2015)

Wyndham Worldwide Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-32876 (Commission File Number)	20-0052541 (IRS Employer Identification No.)

22 Sylvan Way Parsippany, NJ		07054
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (973) 753-6000

None

(Former Name or Former Address, if Changed Since Last
Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 13, 2015, Wyndham Worldwide Corporation (the “Company”) entered into Amendment No. 2 to Employment Agreement with Thomas Conforti, the Company’s Executive Vice President and Chief Financial Officer. The amendment extends Mr. Conforti’s employment with the Company for a period of three years from the termination date under his current agreement of September 8, 2015 to September 8, 2018. Except as indicated herein, all other terms of the employment agreement remain in effect.

Item 5.03              Amendments to Articles of Incorporation or Bylaws.

On August 13, 2015, the Company’s Board of Directors (“Board”) approved and adopted Amended and Restated By-Laws of the Company (the “By-Laws”).  The Board approved the amendments to the By-Laws in order to: remove certain provisions that are inapplicable following the Company’s previous de-classification of the Board; make changes and clarifications regarding procedural requirements for advance notice of stockholder proposals and director nominations, including additional information that must be included in any notice of a proposal for business or a director nomination for meetings of stockholders; add a forum selection clause specifying Delaware as the sole and exclusive forum for derivative or breach of duty suits or proceedings, claims arising under the General Corporation Law of Delaware, the Certificate of Incorporation or By-Laws of the Company, or suits pertaining to the internal affairs of the Company; and make certain other clarifications, updates and non-substantive changes.

The foregoing summary description of certain provisions of the By-Laws is qualified in its entirety by reference to the full text of the By-Laws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.         Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed with this report:

Exhibit No.	Description

Exhibit 3.1	Amended and Restated By-Laws of Wyndham Worldwide Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNDHAM WORLDWIDE CORPORATION

Date: August 17, 2015	By:	/s/ Nicola Rossi
Nicola Rossi
Chief Accounting Officer

WYNDHAM WORLDWIDE CORPORATION
CURRENT REPORT ON FORM 8-K
Report Dated August 17, 2015

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 3.1	Amended and Restated By-Laws of Wyndham Worldwide Corporation.